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INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors
Universal Mfg. Co.:

We have audited the financial statements of Universal Mfg. Co. as of July 31, 1996 and 1995, and for each of the three years in the period ended July 31, 1996, and have issued our report thereon dated August 16, 1996, which report includes an explanatory paragraph as to changes in August, 1993 in the Company's methods of accounting for income taxes and for product cores; such financial statements and report are included in your 1996 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedules of Universal Mfg. Co., listed in
Item 7. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Omaha Nebraska
August 16, 1996

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                                                                 Schedule VIII
UNIVERSAL MFG. CO.

VALUATION ACCOUNTS
THREE YEARS ENDED JULY 31, 1996
_______________________________________________________________________________

                                             Additions-
                                  Balance,   Charged to   Deductions-  Balance,
                                 Beginning    Cost and     Accounts     End of
                                  of Year     Expenses    Charged-Off    Year
                                 ---------   ----------   -----------  ---------
Description

July 31, 1996 -- Allowance
 for doubtful accounts             $ --        $ --         $ --          $ --
                                 ---------   ----------   -----------  ---------

July 31, 1995 -- Allowance
 for doubtful accounts             $ --        $  252       $  252        $ --
                                 ---------   ----------   -----------  ---------

July 31, 1994 -- Allowance
 for doubtful accounts             $ --        $2,481       $2,481        $ --
                                 ---------   ----------   -----------  ---------